UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2010

REPLIGEN CORPORATION

(Exact name of registration as specified in charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 1999, Repligen Corporation (the “Company”) entered into a Supply Agreement with Amersham Biosciences AB, a GE Healthcare company (the “Original Agreement”). The Original Agreement governed the manufacturing of Amersham Biosciences AB’s recombinant Protein A (“Protein A”). On February 3, 2005, the Company entered into Amendment No. 1 to the Original Agreement which extended the term of the Original Agreement through the end of 2010 and expanded the manufacturing to include an additional Amersham Biosciences AB recombinant Protein A.

The Company entered into the Strategic Supplier Alliance Agreement with GE Healthcare Bio-Sciences AB, a GE Healthcare company (“GEHC”), on January 28, 2010 (the “Supply Agreement”) and the Original Agreements were simultaneously terminated. GEHC sells chromatography products, which incorporate Protein A, to the biopharmaceutical industry for the manufacture of monoclonal antibodies. Pursuant to the terms of the Supply Agreement, the Company has agreed to manufacture and sell to GEHC and GEHC has agreed to purchase two forms of GEHC proprietary recombinant Protein A (the “Products”) from the Company. The average price charged by the Company for the Products is subject to volume-based decreases, as set forth in the Supply Agreement.

In connection with the Products sold by the Company pursuant to the Supply Agreement, the Company provides a warranty to GEHC that the Products will conform strictly to and be manufactured in accordance with the specifications set forth in the Supply Agreement and shall be free from defects for a period of time as specified in the Supply Agreement. In the event that GEHC exercises any rights in connection with this warranty, the Company will replace the returned Product within 30 days of receipt of the non-conforming or defective Product by the Company or promptly thereafter provide GEHC a refund.

The term of the Supply Agreement commenced on January 1, 2010 and continues for a period of five years. The Company and GEHC will start negotiations 18 months prior to the expiration of the term to decide whether to renew the Supply Agreement.

The foregoing description of the Supply Agreement is qualified in its entirety by reference to the full Supply Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending March 31, 2010. The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that it be permitted to redact certain portions of the Supply Agreement. The omitted material will be included in the request for confidential treatment.

Item 1.02. Termination of a Material Definitive Agreement.

Please see the disclosure set forth under Item 1.01 regarding the expiration of the Original Agreement, which is incorporated by reference into this Item 1.02.

Item 7.01. Regulation FD Disclosure.

On January 28, 2010, the Company issued a press release announcing it entered into the Supply Agreement with GEHC. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release by Repligen Corporation, January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: February 3, 2010	By:	/s/ WALTER C. HERLIHY
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release by Repligen Corporation, dated January 28, 2010.